FORM OF SELECTED DEALERS AGREEMENT
                                  BEST EFFORTS

                       GAY ENTERTAINMENT TELEVISION, INC.

                                 2,350,000 Units

                     BEST EFFORTS SELECTED DEALER AGREEMENT

         The Agean Group, Inc. (the "Underwriter"), as agent, invites your participation as a selected dealer ("Selected Dealer") in an offering of an aggregate of 2,350,000 units (the "Units") for Gay Entertainment Television, Inc., a New York corporation (the "Company") on a "best efforts, all or none basis" with respect to the first 1,882,350 Units and a "best efforts" basis with respect to the remaining 467,650 Units. Each Unit consists of one share of common stock, par value $.0001 per share ("Common Stock") and one Redeemable Warrant to purchase one-half share of Common Stock ("Warrants") pursuant to a Registration Statement on Form SB-2 (the "Registration Statement"), including the Preliminary Prospectus and Prospectus, as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") at a public offering price of $4.25 per Unit. The Underwriter is offering, subject to the terms and conditions hereof, a portion of the Units for sale by Selected Dealers who are actually engaged in the investment banking or securities business and who are either (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Securities Exchange Act of 1934, as amended (the "Exchange Act") who have agreed not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein and who have agreed to comply with certain provisions of the NASD Rules of Fair Practice as set forth further herein.

          1. SELECTED DEALERS SALES. The Selected Dealer shall purchase the Units for its customers only through the Underwriter,


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and all such purchases shall be made only upon orders actually received by the
Selected Dealer from its customers. No Units may be purchased for the account of the Selected Dealer or its principals. Orders received from the Selected Dealers will be accepted only at the price, in the amounts, and on the terms which are set forth in the Company's current Prospectus, and subject to the securities or blue sky laws of the various states or other jurisdictions, as such jurisdictions are set forth on the attached Exhibit "A". In all sales of the Units to the public, the Selected Dealer shall confirm as agent and not as principal.

          2. SELLING CONCESSIONS. Selected Dealers will be allowed, on all Units sold by them, a concession of ___% of the commission as shown in the Company's current Prospectus. No NASD member will reallow commissions to any non-member broker-dealer including foreign broker-dealers registered pursuant to the Exchange Act.

          3. DELIVERY OF FUNDS. The Selected Dealer shall promptly transmit (by twelve noon of the next business day following receipt) to United National Bank ("Escrow Agent") at 5901 Miami Lakes Drive, Miami Lakes, FL 33014 funds received from purchasers and provide to both the Escrow Agent and the Underwriter a confirmation or a record of each sale which shall set forth the name, address, and social security number of each individual purchaser, the number of Units purchased, and, if there is more than one registered owner, whether the certificate or certificates evidencing the Units purchased are to be issued to the purchaser in joint tenancy or otherwise. Each Selected Dealer shall report, in writing, to the Underwriter the number of persons in each state who purchase the Company's Units from the Selected Dealer. Each sale may be rejected by the Underwriter, and if rejected, the Underwriter will cause the Escrow Agent to return to the Selected Dealer all funds paid by the purchaser which have been received by the Escrow Agent. In such event, the Selected Dealer will return to the purchaser within five business days after actual receipt from the Underwriter the full purchase price paid by the purchaser without interest or deduction.

          4. DEPOSIT OF SALES PROCEEDS. The proceeds from the sale of 1,882,350 Units offered hereby will be deposited in the account described in Paragraph 3 hereof. If at least $7,999,987.50 has not


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been deposited and cleared in the account described in Paragraph 3 above within
90 days from the effective date of the Company's Registration Statement (which date may be extended an additional 90 days upon the mutual consent of the Company and the Underwriter), the full amount paid will be refunded to the purchasers without interest or deductions by the Escrow Agent upon written instructions of the Underwriter. No certificates evidencing the Company's Units will be issued and no commissions will be paid by the Company or concessions allowed by the Underwriter unless and until at least $7,999,987.50 in deposits have been cleared and such funds have been released and the net proceeds thereof delivered to the Company. If at least $7,999,987.50 have been cleared within the time period provided above, all amounts so deposited will be delivered to the Company, except that the Underwriter shall receive its underwriting commissions and expenses from the proceeds of the offering concurrent with the delivery of such proceeds to the Company.

          5. FAILURE OF ORDER. If an order is rejected or if a payment is received which proves insufficient, any compensation paid to the Selected Dealer shall be returned either by the Selected Dealer in cash or by a charge against the account of the Selected Dealer, as the Underwriter may elect.

          6. CONDITIONS OF OFFERING. All sales will be subject to delivery by the Company of certificates evidencing its Units. The Underwriter shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the public offering of the Units. No Selected Dealer is authorized to act as agent of the Underwriter, or otherwise to act on its behalf, in offering or selling the Units to the public or otherwise or to furnish any information or make any representations except as contained in the Company's current Prospectus.

          7. SELECTED DEALER'S UNDERTAKINGS. The Selected Dealer will not sell the Company's Units pursuant to this Agreement unless the Prospectus is furnished to the purchaser at least 48 hours prior to the mailing of the confirmation of sale, or is sent to such person under such circumstances that it would be received by him 48 hours prior to his receipt of a confirmation of the sale. The Selected Dealer agrees not to use any supplemental sales literature of any


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kind without prior written approval of the Underwriter unless it is furnished by the Underwriter for such purpose. In offering and selling the Company's Units, the Selected Dealer will rely solely on the representations contained in the Company's current Prospectus.

                  It is understood that any Selected Dealer to whom any offer may be made as provided herein shall be (i) a member of the NASD and agrees to comply with the provisions of Section 24 of Article III of the NASD Rules of Fair Practice ("Rules) or (ii) a foreign dealer or institution ineligible for NASD membership. Any such foreign dealer or institution ineligible for NASD membership agrees (i) not to resell the Units (a) to purchasers in, or to persons who are nationals of, the United States of America, or (b) when there is a public demand for the Units, to persons specified as those to whom NASD members participating in a distribution may not sell, and (ii) to comply, as though such foreign dealer or institution were a NASD member, with the provisions of Sections 8, 24, and 25 to the extent applicable to foreign non-member brokers or dealers and Section 36 of such NASD Rules.

                  On becoming a Selected Dealer, and in offering and selling the Units, the Selected Dealer agrees to comply with all the applicable requirements of the Act and the Exchange Act. The Selected Dealer confirms that it is familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act) and confirms that it has complied and will comply therewith.

         8. REPRESENTATIONS AND AGREEMENTS OF SELECTED DEALER. By accepting this Agreement, the Selected Dealer represents that it is registered as a broker-dealer under the Exchange Act; is qualified to act as a dealer in the United States of America or other jurisdictions in which it offers the Company's Units; if the Selected Dealer is a member of the NASD, it is a member in good standing with the NASD; and will maintain such registrations, qualifications, and membership throughout the term of this Agreement. The Selected Dealer agrees to comply with all applicable federal laws, the laws of the states or other


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jurisdictions concerned and the rules and regulations of the NASD. Further, the
Selected Dealer agrees that it will not offer or sell the Company's Units in any state or jurisdiction except the states in which it is licensed as a broker-dealer under the laws of such states and which the Underwriter shall have advised the Units are properly registered. The Selected Dealer will not be entitled to any compensation during any period in which it has been suspended or expelled from membership in the NASD.

         Upon request, the Selected Dealer will be informed as to the states and other jurisdictions in which the Units have been qualified for sale under the respective securities or blue sky laws of such states and other jurisdictions, but the Underwriter does not assume any obligation or responsibility as to the right of any Selected Dealer to sell the Units in any state or other jurisdiction or as to the eligibility of the Units for sale therein. The Selected Dealer agrees to provide the Underwriter with a territorial distribution of all Units sold by it within five business days of the closing of the offering.

          9. NO ASSOCIATION. Nothing will constitute the Selected Dealers as an association or other separate entity or partners with the Underwriter, or with each other, but the Selected Dealer will be responsible for its share of any liability or expense based on any claim to the contrary. The Underwriter shall not be under any liability for or in respect of value, validity or form of the Units, or the delivery of the certificates for the Units, or the performance by anyone of any agreement on its part, or the qualification of the Units for sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by it in this Agreement and no obligation on the Underwriter's part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the Act.

         10. INDEMNIFICATION. The Company has agreed in Section 8(a) of the Underwriting Agreement between the Company and the Underwriter (which section is incorporated herein by reference) to indemnify and hold harmless the Underwriter and each person, if


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any, who controls the Underwriter within the meaning of Section 15 of the Act.

                  The Selected Dealer agrees to indemnify and hold harmless the Company, the Underwriter, each of the Company's officers and directors who signed the Registration Statement, and each person, if any, who controls the Company and the Underwriter within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage, and expense (a) described in the indemnity referred to in this Paragraph 10, but only with respect to untrue statements or omission, or alleged untrue statements or omission, made in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selected Dealer expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (b) based upon alleged misrepresentations or omissions to state material facts in connection with statements made by the Selected Dealer or the Selected Dealer's representatives orally or by other means; and the Selected Dealer will reimburse the Company and the Underwriter for any legal or other expenses reasonably incurred in connection with the investigation of or defending of any such action or claim.

                  Each indemnified party is required to give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the grounds that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying parties, and shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event


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shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         11. SELECTED DEALER'S EMPLOYEES. By executing this Agreement, the Selected Dealer has assumed full responsibility for proper training and instruction of its representatives concerning the selling methods to be used in connection with the offer and sale of the Company's Units giving special emphasis to the principles of suitability and full disclosure to prospective investors and the prohibitions against "free-riding" and "withholding."

         12. TERMINATION. This Agreement will terminate upon the termination of the offering except that the Underwriter may terminate the Selected Dealer at any time, without notice.

         13. NOTICES. Notices to the Underwriter should be addressed to it at the office of The Agean Group, Inc., Attention: Joseph Conti. Notices to the Selected Dealer shall be deemed to have been duly given if telegraphed or mailed to you at the address to which this letter is addressed.

         If you desire to offer any Units, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith, even though you may have previously advised us thereof by telephone or telegraph.

Our signature hereon may be by facsimile.

                                                           Very truly yours,

                                                           The Agean Group, Inc.

                                                           By:__________________

                                                           Authorized Officer

Date:___________________________________


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Allocation:_____________________________

Special Instructions:___________________

________________________________________






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Date:______________

The Agean Group, Inc.
One South Ocean Blvd., Suite 300

Boca Raton, FL 33432

         We hereby subscribe, as agents, for Units of GAY ENTERTAINMENT TELEVISION, INC. in accordance with the terms and conditions stated in the foregoing Best Efforts Selected Dealer Agreement. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to said Units. We further state that in subscribing for said Units we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the NASD or (ii) a foreign broker/dealer who are not eligible for membership in the NASD, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. We hereby agree to comply with the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD, and if we are a foreign dealer and not a member of the NASD, we also agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though we were a member of the NASD, with provisions of Sections 8 and 36 of
Article III of such Rules of Fair Practice, and to comply with Section 25 of
Article III thereof as that section applies to non-member foreign dealers.

                                                  ______________________________
                                                  (Selected Dealer)

                                                  By:___________________________
                                                  Its:__________________________
                                                  Address:______________________
                                                  ______________________________
                                                  ______________________________




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                                    EXHIBIT A

            STATES AND JURISDICTIONS IN WHICH SECURITIES MAY BE SOLD







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